Exhibit 99.1

Release: IMMEDIATE

SNAP-ON ANNOUNCES TENDER OFFER FOR ANY AND ALL OF ITS

OUTSTANDING 6.70% SENIOR NOTES DUE MARCH 1, 2019

KENOSHA, Wis. — (BUSINESS WIRE) — February 20, 2018 — Snap-on Incorporated (NYSE: SNA) (the “Company”), announced today that it has commenced a cash tender offer (the “Tender Offer”) for any and all of the $200,000,000 outstanding principal amount of its 6.70% Senior Notes due March 1, 2019 (the “Notes”).

Certain information regarding the Notes and the pricing for the Tender Offer is set forth in the table below.

Title of Security	CUSIP Number	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Hypothetical Tender Offer Consideration (1)(2)

6.70% Senior Notes due March 1, 2019	833034 AG6	$200,000,000	1.125% UST due February 28, 2019	FIT4	+ 50 bps	$1,040.94

(1)	Per $1,000 principal amount.

(2)	Hypothetical Tender Offer Consideration calculated on the basis of pricing for the U.S. Treasury Reference Security as of 2:00 p.m., New York City time, on February 16, 2018 and a Settlement Date (as defined below) on February 27, 2018. The actual Tender Offer Consideration (as defined below) payable pursuant to the Tender Offer will be calculated and determined as set forth in the offer to purchase, dated February 20, 2018 (the “Offer to Purchase”).

The Tender Offer consists of an offer on the terms and conditions set forth in the Offer to Purchase, and the related letter of transmittal and notice of guaranteed delivery (as they may each be amended or supplemented from time to time, the “Tender Offer Documents”), to purchase for cash any and all of the Notes.

The Tender Offer will expire at 5:00 p.m., New York City time, on Monday February 26, 2018, unless extended or earlier terminated (such time and date, as the same may be extended, the “Expiration Date”). Holders of Notes must validly tender (including by notice of guaranteed delivery) and not validly withdraw their Notes prior to or at the Expiration Date to be eligible to receive the Tender Offer Consideration.

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Holders who validly tender their Notes, may validly withdraw their tendered Notes at any time prior to the earlier of (i) the Expiration Date, and (ii) if the Tender Offer is extended, the 10th business day after commencement of the Tender Offer. Notes may also be validly withdrawn at any time after the 60th business day after commencement of the Tender Offer if for any reason the Tender Offer has not been consummated within 60-business days after commencement of the Tender Offer.

The “Tender Offer Consideration” for each $1,000 principal amount of Notes validly tendered and accepted for purchase pursuant to the Tender Offer will be determined in the manner described in the Tender Offer Documents by reference to a fixed spread specified for the Notes in the table above plus the yield based on the bid-side price of the U.S. Treasury Reference Security specified in the table above at 2:00 p.m., New York City time, on February 26, 2018, unless extended or earlier terminated.

Holders will also receive accrued and unpaid interest on Notes validly tendered and accepted for purchase from the last interest payment date up to, but not including, the date the Company initially makes payment for such Notes, which date is anticipated to be February 27, 2018 (the “Settlement Date”). Notes tendered by notice of guaranteed delivery and accepted for purchase will be purchased on the third business day after the Expiration Date but payment of accrued interest on such Notes will only be made to, but not including, the Settlement Date.

The Company intends to pay for the Notes purchased in the Tender Offer through an issuance of senior unsecured notes and the Tender Offer is conditioned upon the receipt of net proceeds from one or more offerings of senior unsecured notes. To the extent that less than all of the Notes are tendered in the Tender Offer, the Company intends to redeem all of the remaining outstanding Notes using the proceeds from one or more offerings of senior unsecured notes. Additional terms and conditions of the Tender Offer are set forth in the Tender Offer Documents.

Holders are urged to read the Tender Offer Documents carefully before making any decision with respect to the Tender Offer. Copies of the Tender Offer Documents are available at http://www.gbsc-usa.com/Snap-on/ or may be obtained from Global Bondholder Services Corporation, the Information Agent for the Tender Offer, at (866) 470-4300 (toll-free) or (212) 430-3775 (collect). Questions regarding the Tender Offer may be directed to the Dealer Managers for the Tender Offer, Citigroup at (800) 558-3745 (toll-free) or (212) 723-6106 (collect), J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-3260 (collect) or U.S. Bancorp Investments, Inc. at (877) 558-2607 (toll-free) or (612) 336-7604 (collect).

This press release is neither an offer to purchase nor a solicitation to buy any of these Notes or any other securities of the Company nor is it a solicitation for acceptance of the Tender Offer. The Company is making the Tender Offer only by, and pursuant to the terms of, the Tender Offer Documents. The Tender Offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of the Company, the Dealer Managers of the Depositary and Information Agent makes any recommendation in connection with the Tender Offer.

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About Snap-on

Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks. Products and services include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle dealerships and repair centers, as well as for customers in industries, including aviation and aerospace, agriculture, construction, government and military, mining, natural resources, power generation and technical education. Snap-on also derives income from various financing programs to facilitate the sales of its products and support its franchise business. Products and services are sold through the company’s franchisee, company-direct, distributor and internet channels. Founded in 1920, Snap-on is a $3.7 billion, S&P 500 company headquartered in Kenosha, Wisconsin.

Forward-Looking Statements

Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release may contain statements, including earnings projections, that are forward looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended December 30, 2017, which are incorporated herein by reference. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.

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For additional information on Snap-on, visit www.snapon.com or:

Media contact: Richard Secor 262/656-5561	Investor contact: Leslie Kratcoski 262/656-6121